UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2008

Current Technology Corporation
(Exact name of registrant as specified in its charter)

Canada	000-19846	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 West Pender Street, Suite 1430 Vancouver, B.C., Canada	V6C2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 684-2727

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March January 10, 2008 Current Technology Corporation (the “Company”) entered into a securities purchase agreement with MSGI Securities Solutions, Inc. (“MSGI).  Under the agreement MSGI agreed to purchase 25,000,000 units of the Company at $0.10 per unit for a total purchase price of $2,500,000.  Each unit consists of one share of Company common stock and one warrant to purchase one share of Company common stock.  The warrants are exercisable for five years at $0.15 per share.

The securities purchase agreement provides that MSGI will purchase the units in five increments of 5,000,000 units.  To date, MSGI has purchased 20,000,000 units with the 5,000,000 unit increments being purchased on January 4, 2008, February, 4, 2008, March 5, 2008, and April 23, 2008.  MSGI has agreed to purchase the remaining 5,000,000 units by no later than May 12, 2008.  The shares and warrants comprising the units, although issued, have not yet been released by the Company.

The proceeds received to date have been used to fund the Company’s acquisition of its equity interest Celevoke, Inc. (“Celevoke”), which is more fully described in Item 8.01 below.  The units were issued pursuant to the exemption under Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder as MSGI has represented to the Company that it is an accredited investor as that term is defined in the U.S. securities laws. No commissions or remuneration were paid in connection with the issuance of the units.

The material terms of MSGI’s purchase of the units was previously disclosed in a press release dated January 11, 2008 and filed with our report on Form 6-K dated January 14, 2008, when we were still subject to the foreign private issuer reporting requirements.  Further, the closing of the transaction was described in a press release filed with our report on Form 6-K dated February 4, 2008, when we were still subject to the foreign private issuer reporting requirements.

Item 8.01 Other Events

On March 31, 2008, the end of our first quarter in 2008, we determined that we no longer qualified as a “foreign private issuer.”  The material terms of our investment in Celevoke were previously disclosed in a press release dated January 11, 2008 and attached in our report on Form 6-K dated January 14, 2008, when we were still subject to the foreign private issuer reporting requirements.  The disclosure in this current report regarding Celevoke is being voluntarily reported to serve as an update on the status of our equity investment in Celevoke.

On January 31, 2008, the Company entered into a securities purchase agreement with Celevoke.  Under the agreement we are obligated to purchase 102 shares of Celevoke common stock for an aggregate purchase price of $2,500,000.  The 102 shares are to be purchased in four installments of 20 shares and a fifth installment of 22 shares.  To date we have purchased 80 shares. After the purchase of the full 102 shares we will own 51% of the voting stock of Celevoke.

On April 25, 2008 we issued a press release regarding the formation of Star One Telematica SA (“Star One”), a Brazil corporation, which will be 51% owned by Celevoke with the remaining 49% owned by Templar Investment & Acquisition B.V.  A definitive agreement concerning this transaction is currently being negotiated.  Star One is expected to purchase the operating assets of Crown Processamento De Dados SA.  The Company agreed to pay the costs of formation and organization of Star One and on April 23, 2008 we paid $200,000 toward these costs.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

99.1

Press Release dated April 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Current Technology Corporation
(Registrant)

Date: April 25, 2008	/s/ Robert Kramer _____
Name: Robert Kramer
Title: Chief Executive Officer

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